EXHIBIT 99.1

STOCKPOINT, INC.

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


                                                                            PAGE
                                                                            ----

Independent Auditors' Report                                                 1

Consolidated Balance Sheets as of December 31, 1999 and 2000                 2

Consolidated Statements of Operations for the Years Ended

  December 31, 1998, 1999 and 2000                                           3

Consolidated Statements of Stockholders' (Deficiency) for the

  Years Ended December 31, 1998, 1999 and 2000                               4

Consolidated Statements of Cash Flows for the Years

  Ended December 31, 1998, 1999 and 2000                                     5

Notes to Consolidated Financial Statements                                   7

INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Stockholders of Stockpoint, Inc.:

We have audited the accompanying consolidated balance sheets of Stockpoint, Inc. and subsidiaries as of December 31, 1999 and 2000, and the related consolidated statements of operations, stockholders' (deficiency), and cash flows for each of the three years in the period ended December 31, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of Stockpoint, Inc. and subsidiaries at December 31, 1999 and 2000, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2000 in conformity with accounting principles generally accepted in the United States of America.

/s/ Deloitte & Touche LLP
Cedar Rapids, Iowa
August 21, 2000

STOCKPOINT, INC.


CONSOLIDATED BALANCE SHEETS
DECEMBER 31, 1999 AND 2000
--------------------------------------------------------------------------------------------------------

ASSETS (Notes 2 and 9)                                                          1999           2000
CURRENT ASSETS:
  Cash and cash equivalents, including restricted
    cash of $300,000                                                       $  2,203,623    $    814,781
  Accounts receivable                                                         2,009,852       4,681,261
  Unbilled receivable                                                                --       1,200,000
  Allowance for doubtful accounts                                              (150,000)       (250,000)
                                                                           ------------    -------------
           Accounts receivable, net                                           1,859,852       5,631,261
                                                                           ------------    -------------
  Prepaid expenses and other assets                                             247,201         338,223
                                                                           ------------    -------------
           Total current assets                                               4,310,676       6,784,265
                                                                           ------------    -------------

SOFTWARE, EQUIPMENT AND FURNITURE:
  Purchased software                                                            322,665         555,726
  Equipment                                                                   1,886,301       2,381,820
  Furniture and fixtures                                                         67,227         134,427
                                                                           ------------    -------------
  Total                                                                       2,276,193       3,071,973
  Less accumulated depreciation                                                (929,071)     (1,594,404)
                                                                           ------------    -------------
           Software, equipment and furniture, net                             1,347,122       1,477,569
                                                                           ------------    -------------

OTHER ASSETS:
  Software development costs, less accumulated
    amortization of $204,519 for 1999 and $220,299
    for 2000                                                                     15,780              --
  Deferred development costs, less accumulated amortization
    of $163,886 for 2000                                                             --         394,330
  Deferred financing costs, less accumulated amortization
    of $215,512 for 1999 and $397,277 for 2000                                  415,560         233,795
                                                                           ------------    -------------
           Total other assets                                                   431,340         628,125
                                                                           ------------    -------------




TOTAL                                                                      $  6,089,138    $  8,889,959
                                                                           ============    ============



LIABILITIES AND STOCKHOLDERS' (DEFICIENCY)                                      1999           2000

CURRENT LIABILITIES:
  Current portion of long-term debt, net of debt discount (Note 2)         $  1,750,000    $ 12,553,395
  Accounts payable                                                            1,566,781       3,053,715
  Deferred revenue                                                            2,808,181       8,972,779
  Other accrued liabilities                                                     552,451       1,526,835
  Current portion of capital leases (Note 8)                                      5,821          31,441
                                                                           ------------    ------------
           Total current liabilities                                          6,683,234      26,138,165
                                                                           ------------    ------------

LONG-TERM LIABILITIES:
  Long-term debt, net of debt discount and less current portion (Note 2)     10,508,421         114,536
  Capital leases, less current portion (Note 8)                                  28,260          80,938
  Accrued installation and warranty costs                                       296,086         341,268
                                                                           ------------    ------------
           Total long-term liabilities                                       10,832,767         536,742
                                                                           ------------    ------------

COMMITMENTS AND CONTINGENCIES (Notes 2, 7, 8 and 9)

STOCKHOLDERS' (DEFICIENCY):
  Preferred stock, no par value; 5,000,000 shares authorized:
      Convertible Series A Preferred Stock, 320,000 shares issued at December 31, 1999 and 2000 ($2,000,000 liquidation value,
        convertible into 749,041 shares of common stock) (Note 4)             1,965,991       1,965,991
      Convertible Series B Preferred Stock, 282,720 shares issued at
        December 31, 1999 and 2000 ($1,767,000 liquidation value,
        convertible into 661,785 shares of common stock) (Note 4)             1,733,639       1,733,639
      Convertible Series C Preferred Stock, 773,254 shares issued at
        December 31, 1999 and 2000 ($7,175,448 liquidation value,
        convertible into 1,411,229 shares of  common stock) (Note 4)          5,455,319       5,455,319
  Common stock, $.01 par value per share; 75,000,000 shares authorized;
    3,264,177 and 3,423,649 shares issued at December 31, 1999
    and 2000,  respectively (Note 5)                                             32,642          34,238
  Common stock warrants (Note 7)                                                819,868       1,619,617
  Additional paid-in capital                                                  3,864,739       3,612,024
  Deferred compensation (Note 6)                                             (2,194,978)     (1,166,065)
  Accumulated deficit                                                       (23,104,083)    (31,039,711)
                                                                           ------------    ------------
           Total stockholders' (deficiency)                                 (11,426,863)    (17,784,948)
                                                                           ------------    ------------

TOTAL                                                                      $  6,089,138    $  8,889,959
                                                                           ============    ============



See notes to consolidated financial statements.

STOCKPOINT, INC.


CONSOLIDATED STATEMENTS OF OPERATIONS
YEARS ENDED DECEMBER 31, 1998, 1999 AND 2000
----------------------------------------------------------------------------------------------------------------------------
                                                                                     1998           1999            2000

REVENUES (Note 10)                                                              $  2,177,946    $  6,829,869    $ 16,591,452

COST OF REVENUES                                                                     851,222       2,414,218       7,212,388
                                                                                ------------    ------------    ------------

GROSS PROFIT                                                                       1,326,724       4,415,651       9,379,064
                                                                                ------------    ------------    ------------

OPERATING EXPENSES:
  Research and development (excluding deferred compensation of $61,176 for
    1998, $114,005 for 1999 and $133,011 for 2000)                                 1,101,471       1,637,150       4,062,530
  Sales and marketing (excluding deferred compensation of $58,229 for 1998,
    $137,552 for 1999 and $82,020 for 2000)                                        1,566,030       1,590,899       5,407,335
  General and administrative (excluding deferred compensation of $460,608 for
    1998, $236,408 for 1999 and $266,884 for 2000)                                 3,523,006       3,588,977       5,267,102
  Deferred compensation (Note 6)                                                     580,013         487,965         481,915
                                                                                ------------    ------------    ------------
           Total operating expenses                                                6,770,520       7,304,991      15,218,882
                                                                                ------------    ------------    ------------

OPERATING LOSS FROM CONTINUING OPERATIONS                                         (5,443,796)     (2,889,340)     (5,839,818)
OTHER EXPENSE, PRIMARILY INTEREST                                                   (784,546)     (1,058,545)     (2,329,410)
                                                                                ------------    ------------    ------------
LOSS FROM CONTINUING OPERATIONS                                                   (6,228,342)     (3,947,885)     (8,169,228)

DISCONTINUED OPERATIONS (Note 12):
  Income (loss) from operations                                                     (356,946)        347,675              --
  Gain on disposition                                                                     --         433,133              --
                                                                                ------------    ------------    ------------
LOSS BEFORE EXTRAORDINARY ITEM                                                    (6,585,288)     (3,167,077)     (8,169,228)

GAIN ON EXTINGUISHMENT OF DEBT                                                            --              --         233,600
                                                                                ------------    ------------    ------------
NET LOSS                                                                          (6,585,288)     (3,167,077)     (7,935,628)

CUMULATIVE DIVIDENDS ON PREFERRED STOCK                                             (409,418)       (412,918)       (412,918)
                                                                                ------------    ------------    ------------
NET LOSS APPLICABLE TO COMMON STOCKHOLDERS                                      $ (6,994,706)   $ (3,579,995)   $ (8,348,546)
                                                                                ============    ============    ============

BASIC AND DILUTED  INCOME (LOSS) PER COMMON SHARE:
    Loss from continuing operations                                             $      (2.10)   $      (1.35)   $      (2.56)
    Income (loss) from discontinued operations                                         (0.11)           0.24              --
                                                                                ------------    ------------    ------------
    Loss before extraordinary item                                                     (2.21)          (1.11)          (2.56)
    Gain on extinguishment of debt                                                        --              --            0.07
                                                                                ------------    ------------    ------------
    Net loss                                                                    $      (2.21)   $      (1.11)   $      (2.49)
                                                                                ============    ============    ============

See notes to consolidated financial statements.

STOCKPOINT, INC.


CONSOLIDATED STATEMENTS OF STOCKHOLDERS' (DEFICIENCY)
YEARS ENDED DECEMBER 31, 1998, 1999 AND 2000
----------------------------------------------------------------------------------------------------------------------------------

                                                          CONVERTIBLE    CONVERTIBLE    CONVERTIBLE
                                                           SERIES A       SERIES B       SERIES C                        COMMON
                                                           PREFERRED      PREFERRED      PREFERRED        COMMON          STOCK
                                                             STOCK          STOCK          STOCK          STOCK         WARRANTS
BALANCE AT DECEMBER 31, 1997                             $  1,965,991   $  1,733,639   $  4,885,316   $     31,346   $         --
  Issuance of 78,636 shares of
    Convertible Series C Preferred
    Stock, net of issue costs of $29,997                           --             --        570,003             --             --
  Deferred compensation granted, net                               --             --             --             --             --
  Amortization of deferred compensation
    (including $230,400 allocated to
    discontinued operations)                                       --             --             --             --             --
  Cashless exercise of warrants for 60,000
    shares of common stock                                         --             --             --            600             --
  Net loss                                                         --             --             --             --             --
                                                         ------------   ------------   ------------   ------------   ------------
BALANCE AT DECEMBER 31, 1998                                1,965,991      1,733,639      5,455,319         31,946             --
  Exercise of options for 7,125 shares of common stock             --             --             --             70             --
  Deferred compensation granted, net                               --             --             --             --             --
  Amortization of deferred compensation
    (including $49,050 allocated to
    discontinued operations)                                       --             --             --             --             --
  Issuance of common stock warrants                                --             --             --             --        819,868
  Cashless exercise of warrants for 62,501
    shares of common stock                                         --             --             --            626             --
  Net loss                                                         --             --             --             --             --
                                                         ------------   ------------   ------------   ------------   ------------
BALANCE AT DECEMBER 31, 1999                                1,965,991      1,733,639      5,455,319         32,642        819,868
  Deferred compensation lapsed, net                                --             --             --             --             --
  Amortization of deferred compensation                            --             --             --             --             --
  Issuance of common stock options                                 --             --             --             --             --
  Issuance of common stock warrants                                --             --             --             --        799,749
  Cashless exercise of warrants for 83,813
    shares of common stock                                         --             --             --            838             --
  Exercise of warrants and options for 75,659 shares
    of common stock                                                --             --             --            758             --
  Net loss                                                         --             --             --             --             --
                                                         ------------   ------------   ------------   ------------   ------------
BALANCE AT DECEMBER 31, 2000                             $  1,965,991   $  1,733,639   $  5,455,319   $     34,238   $  1,619,617
                                                         ============   ============   ============   ============   ============


CONSOLIDATED STATEMENTS OF STOCKHOLDERS' (DEFICIENCY)
YEARS ENDED DECEMBER 31, 1998, 1999 AND 2000
---------------------------------------------------------------------------------------------------------------------


                                                           ADDITIONAL
                                                             PAID-IN      DEFERRED      ACCUMULATED
                                                             CAPITAL    COMPENSATION      DEFICIT          TOTAL

BALANCE AT DECEMBER 31, 1997                            $    108,285    $         --    $(13,351,718)   $ (4,627,141)
  Issuance of 78,636 shares of
    Convertible Series C Preferred
    Stock, net of issue costs of $29,997                          --              --              --         570,003
  Deferred compensation granted, net                       2,491,425      (2,491,425)             --              --
  Amortization of deferred compensation
    (including $230,400 allocated to
    discontinued operations)                                      --         896,670              --         896,670
  Cashless exercise of warrants for 60,000
    shares of common stock                                      (600)             --              --              --
  Net loss                                                        --              --      (6,585,288)     (6,585,288)
                                                        ------------    ------------    ------------    ------------
BALANCE AT DECEMBER 31, 1998                               2,599,110      (1,594,755)    (19,937,006)     (9,745,756)
  Exercise of options for 7,125 shares of common stock         4,680              --              --           4,750
  Deferred compensation granted, net                       1,261,575      (1,261,575)             --              --
  Amortization of deferred compensation
    (including $49,050 allocated to
    discontinued operations)                                      --         661,352              --         661,352
  Issuance of common stock warrants                               --              --              --         819,868
  Cashless exercise of warrants for 62,501
    shares of common stock                                      (626)             --              --              --
  Net loss                                                        --              --      (3,167,077)     (3,167,077)
                                                        ------------    ------------    ------------    ------------
BALANCE AT DECEMBER 31, 1999                               3,864,739      (2,194,978)    (23,104,083)    (11,426,863)
  Deferred compensation lapsed, net                         (488,424)        488,424              --              --
  Amortization of deferred compensation                           --         540,489              --         540,489
  Issuance of common stock options                            57,000              --              --          57,000
  Issuance of common stock warrants                               --              --              --         799,749
  Cashless exercise of warrants for 83,813
    shares of common stock                                      (838)             --              --              --
  Exercise of warrants and options for 75,659 shares
    of common stock                                          179,547              --              --         180,305
  Net loss                                                        --              --      (7,935,628)     (7,935,628)
                                                        ------------    ------------    ------------    ------------
BALANCE AT DECEMBER 31, 2000                            $  3,612,024    $ (1,166,065)   $(31,039,711)   $(17,784,948)
                                                        ============    ============    ============    ============


See notes to consolidated financial statements.

STOCKPOINT, INC.


CONSOLIDATED STATEMENTS OF CASH FLOWS
YEARS ENDED DECEMBER 31, 1998, 1999 AND 2000
----------------------------------------------------------------------------------------------------------------------


                                                                               1998            1999            2000
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss                                                                $ (6,585,288)   $ (3,167,077)   $ (7,935,628)
  Adjustments to reconcile net loss to net cash flows from
    operating activities of continuing operations:
    (Income) loss from discontinued operations                                 356,946        (347,675)             --
    Gain on disposition of discontinued operations                                  --        (433,133)             --
    Depreciation and amortization                                              361,495         521,015       1,902,199
    Extraordinary gain on extinguishment of debt                                    --              --        (233,600)
    Noncash expense related to stock options and warrants                      896,670         858,810         597,489
  Net changes in assets and liabilities:
    Accounts receivable                                                       (508,159)       (741,542)     (3,771,409)
    Prepaid expenses and other assets                                           (6,477)          9,953         (91,022)
    Accounts payable                                                           404,099         770,411       1,486,934
    Deferred revenue                                                           900,954       1,310,000       6,164,598
    Accrued liabilities and customer deposits                                  388,846        (102,015)      1,109,566
                                                                          ------------    ------------    ------------
      Net cash flows from operating activities of continuing operations     (3,790,914)     (1,321,253)       (770,873)
      Net cash flows from discontinued operations                             (727,083)        835,009              --
                                                                          ------------    ------------    ------------
      Net cash flows from operating activities                              (4,517,997)       (486,244)       (770,873)
                                                                          ------------    ------------    ------------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Expenditures for software, equipment and furniture                          (749,923)       (623,487)       (750,358)
  Expenditures for development costs                                                --              --        (558,216)
  Expenditures for software development costs                                  (38,597)             --              --
  Proceeds from sale of discontinued operations                                     --         750,000              --
                                                                          ------------    ------------    ------------
      Net cash flows from investing activities                                (788,520)        126,513      (1,308,574)
                                                                          ------------    ------------    ------------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from borrowings under bank lines of credit                        5,055,000       2,475,000      14,240,000
  Payments on borrowings under bank lines of credit                           (910,000)             --     (13,745,000)
  Proceeds from borrowings under note payable                                       --              --          45,200
  Payments on borrowings under note payable                                         --              --          (8,601)
  Payments on capital leases                                                        --          (2,494)        (21,299)
  Payments for bank line of credit fees                                             --        (135,000)             --
  Payments for issuance costs of debentures                                    (29,997)             --              --
  Payments for issuance costs of preferred stock                               (29,997)             --              --
  Proceeds from issuance of Convertible Series C Preferred Stock               600,000              --              --
  Proceeds from issuance of debentures                                         600,000              --              --
  Proceeds from issuance of common stock                                            --           4,750         180,305
                                                                          ------------    ------------    ------------
      Net cash flows from financing activities                               5,285,006       2,342,256         690,605
                                                                          ------------    ------------    ------------

                                                                     (Continued)

STOCKPOINT, INC.


CONSOLIDATED STATEMENTS OF CASH FLOWS (CONCLUDED)
YEARS ENDED DECEMBER 31, 1998, 1999 AND 2000
----------------------------------------------------------------------------------------------------------------------

                                                                               1998            1999          2000

NET INCREASE (DECREASE) IN CASH AND
  CASH EQUIVALENTS                                                        $    (21,511)   $  1,982,525    $ (1,388,842)

CASH AND CASH EQUIVALENTS AT BEGINNING
  OF YEAR                                                                      242,609         221,098       2,203,623
                                                                          ------------    ------------    ------------

CASH AND CASH EQUIVALENTS AT END OF YEAR                                  $    221,098    $  2,203,623    $    814,781
                                                                          ============    ============    ============

SUPPLEMENTAL CASH FLOW DISCLOSURES:
  Cash paid during the year for interest                                  $    663,110    $    936,018    $  1,208,199
                                                                          ============    ============    ============

NONCASH INVESTING AND FINANCING ACTIVITIES:
  Equipment purchased by capital lease                                    $         --    $     36,575    $     99,597
  Issuance of common stock warrants and options for
    consulting services                                                             --         279,868          57,000
  Issuance of common stock warrants in connection with
    bank line of credit                                                             --         540,000         799,749


See notes to consolidated financial statements.

STOCKPOINT, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 1998, 1999 AND 2000
------------------------------------------------------------------------------

1.  BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BUSINESS - In July 1999, Neural Applications Corporation amended its certificate of incorporation to change its name to Stockpoint, Inc. (which individually or collectively with its wholly-owned subsidiaries discussed below is referred to herein as the "Company"). The Company operates in a single business segment. The Company is a provider of financial information and market analysis components for Internet web sites. The Company integrates sophisticated financial content and applications to provide its clients customized web sites that the Company hosts. In doing so, the Company enables organizations such as brokerages, commercial and investment banks, mutual funds, 401(k) plans, portals and media companies to outsource essential web site functionality. The Company also engages in projects to provide data mining applications and financial services consulting to businesses related to their Internet web sites.

PRINCIPLES OF CONSOLIDATION - The consolidated financial statements include the accounts of Stockpoint, Inc. and its wholly-owned subsidiaries, Neural, Inc. and Stockpoint UK, Inc. Intercompany accounts and transactions have been eliminated.

BASIS OF PRESENTATION - The accompanying consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has had recurring operating losses since inception, which has resulted in an accumulated deficit of $31,039,711 at December 31, 2000. The Company's continuation as a going concern is dependent upon its ability to generate sufficient cash flow to meet its obligations on a timely basis, to obtain additional financing as may be required, and ultimately to attain profitable operations. Management's plans to accomplish these objectives include, but are not limited to, the following:

         o Management is continuing its efforts to market the Company's existing products and services and develop new products and services to enable the Company to achieve a revenue base that can support its operations.

         o Management is attempting to enter into strategic partnerships that, if successful, would provide cash flow to the Company in exchange for the licensing of its technology.

         o The Company merged in August 2001 and became a subsidiary of ScreamingMedia, Inc., which has committed to provide financing, as necessary, to sustain the Company's operations for at least twelve months following the merger (see Note 13).

USE OF ESTIMATES - The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. A material estimate that is particularly susceptible to significant change in the near-term relates to the allowance for doubtful accounts.

FAIR VALUE OF FINANCIAL INSTRUMENTS - The fair values of accounts receivable, accounts payable and debt approximate the carrying values of the instruments due to the short-term maturities of such instruments.

CONCENTRATION OF CREDIT RISK - The Company's financial instruments that are subject to concentration of credit risk consist primarily of cash and cash equivalents and trade accounts receivable, which are generally not collateralized. The Company's policy is to place its cash and cash equivalents with high credit quality financial institutions in order to limit the amount of credit exposure. The Company's trade accounts receivable are primarily with customers in the financial services industry. The Company maintains allowances for probable credit losses.

CONCENTRATION OF SOURCES OF CONTENT - The Company obtains financial data and information, such as stock pricing information, financial news, and research information, from a limited number of content providers through nonexclusive contractual relationships with terms that usually range from one to two years. The Company may not be able to renew these contracts on favorable terms or a change in content providers could cause significant service disruptions, which would adversely affect the business.

CASH AND CASH EQUIVALENTS - Cash and cash equivalents include interest-earning deposits with original maturities of ninety days or less.

UNBILLED RECEIVABLES - Unbilled receivables principally represent revenues recorded under license fee arrangements and are billed to customers in accordance with applicable contract terms.

PURCHASED SOFTWARE, EQUIPMENT, AND FURNITURE - Purchased software, equipment, and furniture are recorded at cost. Depreciation is provided using the straight-line method over the estimated useful lives (three to five years) of the related assets. The Company reviews such assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.

DEFERRED FINANCING COSTS - Incremental costs directly attributable to the Company's line of credit agreement and private placement offering of debentures have been deferred and are being amortized as interest expense over the life of the line of credit agreement and debentures, respectively.

PRODUCT SUPPORT AND WARRANTY COSTS - Estimated costs anticipated to be incurred during the product support and warranty period related to the Company's discontinued metals segment (see Note 12) were accrued when revenue from the system sale were recognized. The Company remains liable for such costs for systems sold prior to the sale of the metals segment.

REVENUE RECOGNITION AND DEFERRED REVENUE - Revenues from Internet advertising, license, and maintenance and support agreements are recognized ratably over the periods of the agreements. Revenues from services for projects are recognized as project time is incurred. Deferred revenue represents amounts billed to customers as permitted by the agreements, which have not yet been recognized as revenue.

The staff of the Securities and Exchange Commission issued Staff Accounting Bulletin No. 101 "Revenue Recognition in Financial Statements" ("SAB 101") in December 1999. SAB 101 summarizes the staff's views in applying generally accepted accounting principles to revenue recognition in financial statements including certain up-front development fees. The application of SAB 101 to revenue recognition for development fees that are negotiated with and essential to the functionality of the license agreement would have had an immaterial effect on the Company's financial statements as of December 31, 1999. The Company, beginning January 1, 2000, defers development fees, and the related costs, that are negotiated with and essential to the functionality of the license agreement and recognizes the revenues and related costs ratably over the license period.

DEBT DISCOUNT - Original issue debt discount associated with the value assigned to detachable common stock warrants issued in connection with the Company's lines of credit is being amortized as interest expense over the lives of the line of credit agreements.

INCOME TAXES - Deferred income taxes are provided to recognize the tax effect of temporary differences between the basis of assets and liabilities for tax and financial statement purposes. A valuation allowance is provided to reduce deferred tax assets to the amount considered realizable.

STOCK BASED COMPENSATION - The Company measures stock-based compensation cost with employees as the excess of the fair value of the Company's common stock at date of grant over the amount the employee must pay for the stock. The Company measures stock-based compensation with other than employees as the fair value of the goods or services received or the fair value of the equity instrument issued, whichever is more reliably measurable. If compensation cost for stock option grants to employees had been determined based on fair value at the grant dates consistent with the method prescribed by Statement of Financial Accounting Standards No. 123, "Accounting for Stock Based Compensation," the Company's net loss applicable to common stockholders and net loss per share would have been the pro forma amounts indicated below:



                                                             YEARS ENDED
                                                             DECEMBER 31,
                                           --------------------------------------------
                                                1998            1999           2000

     Net loss applicable to common
       stockholders:
         As reported                       $ (6,994,706)   $ (3,579,995)  $ (8,348,546)
         Pro forma                           (7,018,879)     (3,651,326)    (8,387,089)

     Net loss per common share:
         As reported                       $      (2.21)   $      (1.11)  $      (2.49)
         Pro forma                                (2.22)          (1.14)         (2.50)


The Company's calculations were made using the Black-Scholes option pricing model with the following weighted average assumptions: seven year expected life of option; stock volatility of zero; risk-free interest rates of 5.5%, 6.0% and 5.9% in 1998, 1999 and 2000, respectively; and no dividends during the expected term.

NET LOSS PER COMMON SHARE INFORMATION - The Company's net loss per common share is based upon the weighted average number of common shares outstanding during the years presented. Equivalent shares in the form of convertible preferred stock, stock options, and warrants are excluded from the calculation since they are antidilutive. The Company's net loss per common share is calculated as follows:


                                                                   YEARS ENDED
                                                        1998           1999          2000
                                                    -----------------------------------------
Loss from continuing operations                     $(6,228,342)   $(3,947,885)   $(8,169,228)
Cumulative dividends on preferred stock                (409,418)      (412,918)      (412,918)
                                                    -----------    -----------    -----------
Loss from continuing operations applicable to
  common stockholders                                (6,637,760)    (4,360,803)    (8,582,146)
Income (loss) from discontinued operations             (356,946)       780,808             --
                                                    -----------    -----------    -----------
Loss before extraordinary item                       (6,994,706)    (3,579,995)    (8,582,146)
Extraordinary gain on extinguishment of debt                 --             --        233,600
                                                    -----------    -----------    -----------
Net loss applicable to common stockholders          $(6,994,706)   $(3,579,995)   $(8,348,546)
                                                    ===========    ===========    ===========

Basic and diluted income (loss) per common share:
  Loss from continuing operations                   $     (2.10)   $     (1.35)   $     (2.56)
  Income (loss) from discontinued operations              (0.11)          0.24             --
                                                    -----------    -----------    -----------
  Loss before extraordinary item                          (2.21)         (1.11)         (2.56)
                                                    -----------    -----------    -----------
  Extraordinary gain on extinguishment of debt               --             --           0.07
                                                    -----------    -----------    -----------
  Net loss                                          $     (2.21)   $     (1.11)   $     (2.49)
                                                    ===========    ===========    ===========

Weighted average common shares outstanding            3,160,359      3,212,106      3,349,267
                                                    ===========    ===========    ===========

Potential common shares excluded from
  per share computation because they were
  antidilutive:
    Convertible preferred stock                       2,660,910      2,758,200      2,822,055
    Options                                             882,975      2,478,450      2,765,175
    Warrants                                          3,280,334      2,715,962      2,676,962
                                                    -----------    -----------    -----------
    Total                                             6,824,219      7,952,612      8,264,192
                                                    ===========    ===========    ===========


STOCK SPLIT - On July 20, 2000, the Board of Directors authorized a three-for-two stock split. The par value of the common stock was maintained at the pre-split amount of $0.01 per share. Retroactive restatement has been made in the financial statements and notes for all share and per share data affected by the three-for-two stock split.

IMPACT OF NEW ACCOUNTING PRONOUNCEMENT - Statement of Financial Accounting Standards ("SFAS") No. 133 "ACCOUNTING FOR DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITIES" is not applicable to the Company's present operations.

In June 2001, The Financial Accounting Standards Board issued SFAS No. 141, Business Combinations, and SFAS No. 142, Goodwill and Other Intangible Assets. SFAS 141 addresses financial accounting and reporting for business combinations and requires that the purchase method of accounting be used for all business combinations initiated after June 30, 2001. Under SFAS 142, goodwill and certain other intangible assets will no longer be amortized into income. SFAS 142 is effective for fiscal years beginning after December

15, 2001. The Company is evaluating the impact of the adoption of SFAS 142 and has not yet determined the effect of adoption on its financial position and results of operations.

2.  DEBT

Debt is summarized as follows:


                                                                                           DECEMBER 31,
                                                                                   ----------------------------
                                                                                        1999            2000
Debentures, 8.75%, due September 30, 2002, collateralized by irrevocable letters of credit to pay principal and accrued interest in an amount equal to 107% of the principal amount of the debentures, waiver of collateral violation with bank providing the irrevocable letters of credit only exists
  through September 15, 2001 as discussed below.                                   $  5,900,000    $  5,900,000

Notes payable to banks, interest rate at prime (8.5% and 9.5% at December 31,
  1999 and 2000, respectively), $1,145,000 due June 30, 2001 and $3,000,000 due
  November 2, 2002, waiver of collateral violation with banks only exists
  through September 15, 2001 as discussed below.                                      4,145,000       4,145,000

Lines of credit, interest rate at prime (8.5% and 9.5% at December 31, 1999 and
  2000, respectively), due September 30, 2001 collateralized by up to
  $3,000,000 of the Company's assets.                                                 2,475,000       2,970,000

Note payable to the Iowa Department of Economic Development, forgivable loan,
  6%, see repayment terms below, collateralized by certain software,
  equipment and furnishings, and accounts receivable.                                   250,000         106,400

Note payable to Linn County, 8%, monthly payments of $918,
  due January 25, 2005, collateralized by equipment.                                         --          36,688

Unamortized debt discount                                                              (511,579)       (490,157)
                                                                                   ------------    ------------

Total debt, net of discount                                                          12,258,421      12,667,931
Less current portion                                                                  1,750,000      12,553,395
                                                                                   ------------    ------------
Long-term debt, net of discount                                                    $ 10,508,421    $    114,536
                                                                                   ============    ============


The Company's debentures are due earlier, at the Company's option, if the Company completes a public offering of its common stock at a price of at least $5.33 per share and generates net proceeds of at least $15,000,000. The debentures also prohibit the Company from pledging any of its existing assets to collateralize any indebtedness without the consent of a majority of the holders of the debentures. During 1999, the Company obtained a waiver from the debenture holders, which allows the Company to pledge up to $3,000,000 of Company assets for the new credit lines discussed below.

The irrevocable letters of credit related to the debentures and the prior lines of credit, which were restructured to notes payable as discussed below, are collateralized by a pledge of marketable securities held by the Company's former chairman of the Board of Directors and chief executive officer. The lenders alleged that the marketable securities were counterfeit and in December 1998 informed the Company that the Company would not be able to borrow any additional amounts available under the lines of credit.

On December 3, 1999, the lines of credit were terminated and the balances outstanding were restructured to notes payable. Under the terms of the restructuring agreement, the lenders agreed to waive any events of default existing on December 3, 1999 under the lines of credit and the irrevocable letters of credit related to the debentures through September 15, 2001. Accordingly, these amounts were classified as long-term at December 31, 1999.

The notes payable to banks require repayment and either (a) the debentures must be repaid, (b) a replacement letter of credit must be obtained, or (c) cash collateral equal to 120% of the letters of credit must be provided if before September 15, 2001 the Company completes a strategic transaction. A strategic transaction is defined as an initial public offering of an equity security by the Company, a sale of substantially all of the Company's assets, or any other strategic transaction including a merger or joint venture involving a major component of the Company's business.

Covenants under the notes payable to banks require, among others, that the Company will not incur any other debt or liens except for the new bank line of credit discussed below; not declare or pay any dividends; not redeem any capital stock; and limit annually its capital leases, capital expenditures, and salaries of certain employees to specified levels. The Company was in compliance with these covenants as of December 31, 1999 and 2000.

In December 1999, the Company obtained from a bank a new $2,500,000 line of credit, which expires on September 30, 2001. A group of guarantors entered into credit support agreements with the bank as additional collateral for the line of credit. The Company granted to the guarantors warrants for the purchase of 750,000 shares of the Company's common stock at an exercise price of $5.00 per share as consideration for their credit support. The value assigned to the warrants, shown as debt discount, has been based on the estimated rate of interest that would have been required for the line of credit if the credit support had not been obtained. The warrants expire in December 2004. The warrants also provide for an adjustment to the exercise price, and the number of common shares that can be purchased, if the Company completes a public offering of its common stock pursuant to a firm commitment at a price less than $10.00 per share. The exercise price in such event will be adjusted to 50% of the public offering price and the number of shares of common stock that can be purchased will be equal to $3,750,000 divided by the new exercise price. The Company also granted to the guarantors the right to name one representative to the Company's Board of Directors. Covenants under the line of credit and guaranty agreements require, among others, that the Company will prepay the obligation to the extent of the proceeds from any sale of the Company's assets or any equity or debt issuance; prepay the obligation upon any consolidation, merger, or transfer of substantially all assets of the Company; obtain approval before entering into capital leases above annual specified levels; and make draws under the line of credit only in accordance with the Company's cash flow budget. The Company was in compliance with these covenants as of December 31, 1999 and 2000.

In January 2000, the Company repaid $1,750,000 of the balance outstanding under the line of credit as required by the cash flow budget provision of the agreement. Accordingly, this amount has been classified as a current liability at December 31, 1999.

During February 2000, the Company obtained final approval of the terms for repayment of its forgivable loan with the Iowa Department of Economic Development ("Department"). The Department agreed to forgive $143,600 of principal and $90,000 of accrued interest on the loan. Such amounts were recorded as an extraordinary gain in the first quarter of 2000. The remaining principal balance will be repaid, with interest at 6%, in approximately equal monthly installments during 2001 through 2004.

In March 2000, the Company entered into an additional $500,000 line of credit with a bank, which expires on September 30, 2001. A group of guarantors entered into credit support agreements with the bank as additional collateral for the line of credit. The Company granted to the guarantors warrants for the purchase of 150,000 shares of the Company's common stock at an exercise price of $6.67 per share as consideration for their credit support. The value assigned to the warrants, shown as debt discount, has been based on the estimated rate of interest that would have been required for the line of credit if the credit support had not been obtained. The warrants expire in March 2005. The warrants also provide for an adjustment to the exercise price, and the number of common shares that can be purchased, if the Company completes a public offering of its common stock pursuant to a firm commitment at a price less than $13.33 per share. The exercise price in such event will be adjusted to 50% of the public offering price and the number of shares of common stock that can be purchased will be equal to $1,000,000 divided by the new exercise price. Covenants under the line of credit and guaranty agreements require, among others, that the Company will prepay the obligation to the extent of the proceeds from any sale of the Company's assets or any equity or debt issuance; prepay the obligation upon any consolidation, merger, or transfer of substantially all assets of the Company; obtain approval before entering into capital leases above annual specified levels; and make draws under the line of credit only in accordance with the Company's cash flow budget. The Company was in compliance with these covenants as of December 31, 2000.

3.  INCOME TAXES

Due to the Company's history of operating losses, a valuation allowance was provided for the Company's net deferred tax asset at December 31, 1999 and 2000 and no tax benefit was recognized for the years ended December 31, 1998, 1999 and 2000.

The tax effects of significant items comprising the Company's net deferred tax asset and the related valuation allowance are as follows:


                                                 DECEMBER 31,
                                        -----------------------------
                                             1999            2000
Deferred tax assets:
Accounts receivable, net of allowance   $     64,500    $    107,500
Accrued vacation pay                          64,000          83,950
Accrued warranties                           107,000         146,745
Nonqualified stock options                   660,700         868,072
Stock warrants                                69,500         117,175
Net operating loss carryforward            7,011,000      11,662,502
                                        ------------    ------------
Total deferred tax assets                  7,976,700      12,985,944
                                        ------------    ------------

Deferred tax liabilities:
Software development costs                    (7,300)             --
Fixed assets and other intangibles          (111,200)       (129,847)
                                        ------------    ------------
Total deferred tax liabilities              (118,500)       (129,847)
                                        ------------    ------------

Net deferred tax asset                     7,858,200      12,856,097
Valuation allowance                       (7,858,200)    (12,856,097)
                                        ------------    ------------
Net deferred tax asset recognized       $         --    $         --
                                        ============    ============


As of December 31, 2000, the Company has a net operating loss carryforward for federal and state income tax purposes of approximately $27,270,158. The net operating loss carryforward will expire from 2008 to 2015.

4.  PREFERRED STOCK

The Board of Directors has the authority to issue preferred stock in one or more series and to determine the price, voting powers, preferences, dividend rights, conversion rights, and other rights or restrictions without further stockholder approval.

The Company sold 320,000 shares of Series A preferred stock in April 1993 and 282,720 shares of Series B preferred stock in June 1994 at a price of $6.25 per share. The Series A and Series B preferred stock stockholders are entitled to vote with the common stock stockholders as a single class with each share of Series A and Series B preferred stock being entitled to the number of votes equal to the number of shares of common stock into which it is convertible. Each share of Series A and Series B preferred stock is convertible, at the holder's option, into 2.34375 shares of common stock. Antidilution rights also exist for the Series A and Series B preferred stock stockholders.

The Series A or Series B preferred stock will also automatically convert into common stock (a) immediately upon the closing of an initial public offering of common stock if the aggregate proceeds are greater than or equal to $5,000,000 or (b) upon approval of the holders of two-thirds or more of the outstanding Series A or Series B preferred stock. No dividends are payable on the Series A and Series B preferred stock unless the Company, in its sole discretion, declares a dividend with respect to its common stock, or on any series of preferred stock ranking equal to or junior to the Series A and Series B preferred stock. Upon liquidation, dissolution, or winding up, after the payment of any amounts in respect of any series of preferred stock entitled to a liquidation preference over the Series A and Series B preferred stock, the holders of the Series A and Series B preferred stock are entitled to receive an amount per share equal to $6.25 plus any declared but unpaid dividends on such shares, prior to any payment to the holders of the common stock. If assets available for distribution are insufficient to pay holders of Series A and B stock, then such holders shall share ratably in any distribution of assets of the Company in proportion to amounts that would have been payable with respect to their shares if all amounts were paid.

The Company sold 694,618 and 78,636 shares of Series C preferred stock during 1997 and 1998, respectively, at a price of $7.63 per share. The holders of the Series C preferred stock are entitled to vote, on the basis of one vote for each share of common stock issuable upon conversion, with the holders of the common stock, Series A preferred stock, and Series B preferred stock, on all matters upon which shareholders have the right to vote. In addition, the approval of the holders of at least a majority of the Series C preferred stock will be required
(i) to authorize or issue any shares of any class or series of the Company's capital stock (or securities convertible into shares of the Company's capital stock) having a preference as to dividends or liquidation senior to the Series C preferred stock, (ii) to merge or consolidate with any corporation where the surviving corporation has any class of stock that would rank prior to the Series C preferred stock, (iii) to amend, alter or repeal any provisions of the certificate of designation governing the Series C preferred stock, so as to adversely affect the rights or preferences of Series C preferred stock, (iv) to declare or pay any dividend or make any other distribution on any class of capital stock of the Company other than a dividend paid on the Series C preferred stock and (v) to issue any convertible debt security that provides for the payment of interest or other distributions.

In the event of the dissolution, liquidation or winding up of the Company, holders of the Series C preferred stock will be entitled to receive $7.63 per share plus all accumulated and unpaid dividends, before any distribution is made to holders of the common stock or preferred stock ranking junior to the Series C preferred stock. The Series C preferred stock will rank on a par with the Series A preferred stock and Series B preferred stock in the event of liquidation. However, the Series C preferred stock is senior to the Series A and B preferred stock with respect to dividends.

The Series C preferred stock bears dividends, cumulative whether or not earned, at the rate of $0.534 per share per annum. Such dividends will be payable, if and when declared out of funds legally available, on March 31 and September 30 of each year. Dividends not paid on the date when due will not thereafter be payable in cash, subject to optional redemption, as described below, but shall thereafter only be convertible into shares of common stock, as described below. The aggregate cumulative unpaid dividends at December 31, 2000 were $1,275,520.

The Series C preferred stock, with an initial conversion value of $5.09 per share, and all accumulated but unpaid dividends on the Series C preferred stock, will be convertible, at the option of the holder at any time after issuance, into common stock at the rate of $5.09 per common share. The conversion rate for the Series C preferred stock is subject to adjustment from time to time in the event of certain stock dividends, stock divisions and combinations of the common stock, and the issuance of any common stock at a price, or of any other securities convertible into or exercisable to purchase common stock at a price, less than the conversion price then in effect. If the Company issues securities at a price less than the conversion price then in effect, the conversion price adjusts based on a weighted average of the stock outstanding. In the case of a consolidation or merger of the Company with or into any other corporation, or in case of any sale or transfer of all or substantially all of the assets of the Company, a holder of Series C preferred stock is entitled, thereafter, to receive upon conversion the consideration which the holder would have received had he or she converted immediately prior to the occurrence of the event. The conversion price of the Series C preferred stock at December 31, 2000 is $5.01.

The Series C preferred stock, and any dividends accumulated thereon, will be automatically converted into common stock at the then current conversion rate in the event of (i) the closing of an underwritten public offering of the common stock at a price of not less than $5.33 per share that generates net proceeds to the Company of not less than $15,000,000, or (ii) the vote of holders of at least two-thirds of the outstanding shares of Series C preferred stock.

On or after September 30, 2004, the Company may, at its option, redeem all or any portion of the Series C preferred stock at a cash redemption price equal to $7.63 per share plus all accumulated but unpaid dividends to the date fixed for redemption. In case of the redemption of less than all of the then outstanding shares of Series C preferred stock, the Company shall effect such redemption pro rata. Any holder of Series C preferred stock may elect to convert such shares into common stock up to the date fixed for redemption.

Each holder of the Series A, Series B and Series C preferred stock is also a party to a Registration Rights Agreement granting to such holder the right to require the Company to register the common stock issuable upon conversion of the Series A, Series B and Series C preferred stock upon completion of an initial public offering of the Company's common stock. All expenses of the registration, other than underwriting discounts and commissions, incurred in connection with such registration shall be borne by the Company.

5.  COMMON STOCK

Holders of common stock are entitled to one vote per share on all matters submitted to a vote by the stockholders. Subject to preferences that may be applicable to any outstanding preferred stock, the holders of common stock are entitled to receive ratably any dividends, as may be declared from time to time by the Board of Directors out of funds legally available therefore, and will be entitled to receive pro rata all assets of the Company available for distribution, after payment of liabilities and any prior distribution rights of preferred stock, upon liquidation.

6.  STOCK OPTIONS

During April 1993, the Board of Directors adopted the 1993 Stock Incentive Plan (the "1993 Plan"). During December 1995, the Company's stockholders approved the 1995 Long Term Incentive and Stock Option Plan (the "1995 Plan"). Awards granted under the 1993 and 1995 Plans may be options that are intended to qualify as incentive stock options, options that are not intended to so qualify, stock appreciation rights ("SARs"), restricted stock or performance awards. Incentive stock options may only be granted to full-time or part-time employees; other awards may be granted to full-time or part-time employees, officers, consultants, directors (other than nonemployee directors), or independent contractors. A committee appointed by the Board of Directors determines the exercise price (subject to the restriction that the exercise price of incentive stock options must be not less than 100% of fair market value on the date of grant), term (provided that the term of options may not exceed ten years) and other conditions of all awards under the 1993 and 1995 Plans.

On July 20, 1998, the 1993 Stock Incentive Plan was rescinded, upon the exchange of all outstanding options granted under the 1993 Plan for options in an identical number, at an exercise price of $1.00 per share, and on a vesting schedule identical to that of the options previously granted under the 1993 Plan. Also, on July 20, 1998, the Company cancelled all outstanding options granted under the 1995 Plan and issued options in an identical number, and on a vesting schedule identical to that of the options previously granted, at an exercise price of $1.00 per share.

In September 1999, the Board of Directors amended the 1995 Plan to change the vesting schedule for all outstanding options and future awards of options with 20% of the total grant to vest on the first anniversary of the award and 1.67% of the total grant to vest each month thereafter until fully vested. The amendment did not change the total vesting period of any outstanding option.

The authorized number of shares of common stock on which options or other awards may be granted was 3,548,963 at December 31, 2000. The authorized number of shares increases each year by one and one-half percent of the number of shares of common stock outstanding as of the prior year end.

The fair value of the Company's common stock as of July 20, 1998 and as of the date of other options granted during the remainder of 1998 and through August 31, 1999, as determined in good faith by the Company's Board of Directors, was $4.00 per share. The fair value of the Company's common stock as of September 15, 1999, as determined by an independent appraisal, was $4.80 per share, which the Company has used to value stock options granted from September 1, 1999 through December 31, 1999. Fair values during 2000 ranged from $4.15 to $8.00, as determined in good faith by the Company's Board of Directors based on discussions with the Company's underwriters. The Company has recognized compensation expense of $896,670, $661,352 and $540,489 during 1998, 1999 and
2000 (including amounts allocated to cost of sales of $86,257, $124,337 and $58,574 in 1998, 1999 and 2000 and discontinued operations of $230,400 and $49,050 in 1998 and 1999), respectively, based on the vesting period of the options and the difference between the exercise price of the options and the fair value of the Company's common stock.

Options outstanding and exercisable at December 31, 2000 were as follows:


          OPTIONS OUTSTANDING                     OPTIONS EXERCISABLE
-----------------------------------------------   -------------------
                                   WEIGHTED
                                    AVERAGE
                                   REMAINING
   EXERCISE                       CONTRACTUAL
    PRICE          SHARES       LIFE (IN YEARS)          SHARES

   $ 1.00          783,575             7.35              411,033
   $ 4.00          151,500             8.58               41,375
   $ 4.15           88,000             9.86                   --
   $ 4.80          933,400             8.71              367,050
   $ 5.00          181,500             8.98               58,250
   $ 5.33           13,500             9.05                   --
   $ 6.00           68,000             9.14                   --
   $ 6.67          176,250             9.30                   --
   $ 8.00          219,450             8.90                5,000
                 ---------            -----              -------
                 2,615,175             8.42              882,708
                 =========            =====              =======

A summary of stock option activity under the 1993 and 1995 Plans is as follows:


                                                                        WEIGHTED        WEIGHTED                      WEIGHTED
                                                                         AVERAGE         AVERAGE                       AVERAGE
                                                                          FAIR           OPTION                        OPTION
                                           OPTIONS       OPTION PRICE     VALUE           PRICE        OPTIONS          PRICE
                                         OUTSTANDING      PER SHARE     PER SHARE       PER SHARE    EXERCISABLE      PER SHARE

Balance at December 31, 1997               588,225         $2.67-5.33                     $ 3.65        171,300         $ 3.09
  Cancelled                               (588,225)         2.67-5.33                       3.65
  Reissued at discount                     588,225              1.00     $ 4.00             1.00
  Granted at discount                      315,000              1.00       4.00             1.00
  Cancelled                                (72,750)             1.00                        1.00
                                        ----------         ----------    -------          ------       --------         ------
Balance at December 31, 1998               830,475              1.00                        1.00        298,890           1.00
  Granted at discount                      660,075              1.00       4.00             1.00
  Granted at market                        147,750              4.00       4.00             4.00
  Granted at discount                       22,500              4.00       4.80             4.00
  Granted at market                      1,008,750              4.80       4.80             4.80
  Exercised                                 (7,125)             1.00                        1.00
  Cancelled                               (243,975)             1.00                        1.00
                                        ----------         ----------    -------          ------       --------         ------
Balance at December 31, 1999             2,418,450          1.00-4.80                       2.79        564,138           2.05
  Granted at market                        200,250              5.00        5.00            5.00
  Granted at market                         13,500              5.33        5.33            5.33
  Granted at market                         75,500              6.00        6.00            6.00
  Granted at market                        204,750              6.67        6.67            6.67
  Granted at discount                       36,750              6.67        7.20            6.67
  Granted at market                        231,950              8.00        8.00            8.00
  Granted at market                         88,000              4.15        4.15            4.15
  Exercised                                (12,850)             1.00                        1.00
  Cancelled                               (641,125)         1.00-6.67                       1.86
                                        ----------         ----------    -------          ------       --------         ------
Balance at December 31, 2000             2,615,175         $1.00-8.00                     $ 4.04        882,708         $ 3.02
                                        ==========         ==========    =======          ======       ========         ======


At December 31, 2000, an additional 933,788 shares are available for future grants under the 1995 Plan.

During December 1996, the Company's stockholders approved the Nonemployee Director Stock Option Plan (the "Directors' Plan"). The Company has reserved 250,000 shares of common stock for issuance upon exercise of options granted under the Directors' Plan. Only nonemployee directors of the Company are eligible to participate in the Directors' Plan and only non-qualified stock options may be granted. Each director eligible to participate in the Directors' Plan is automatically granted an option to purchase 7,500 shares of common stock on the date such person first becomes a director; this option vests in three equal installments beginning on the first anniversary of grant. Each director eligible to participate in the Directors' Plan who has served since the date of the last annual meeting of stockholders and will continue to serve is automatically granted an option to purchase 7,500 shares of common stock on the date of each annual meeting of stockholders; this option vests in its entirety on the date one year after the date of grant. All options granted under the Directors' Plan have terms of ten years and a per share exercise price equal to the fair market value of a share of common stock on the date of grant. At December 31, 2000, options to purchase 135,000 shares of common stock have been granted under the Directors' Plan at an exercise price of $4.00-$8.00 (weighted average price of $7.26), with 15,000 shares exercisable at December 31, 2000.

The Board of Directors also granted to the members of the Company's Financial Advisory Board options to purchase a total of 15,000 shares of the Company's common stock at a purchase price of $6.67 per share, which expire in May 2003.

7.  COMMON STOCK WARRANTS

A summary of common stock warrant activity is summarized as follows:


                                                                                      WEIGHTED
                                                                                       AVERAGE
                                                                          WARRANT      WARRANT
                                                            WARRANT        PRICE        PRICE
                                                            SHARES       PER SHARE    PER SHARE

Balance at December 31, 1997                               2,530,125    $2.67-$5.33    $   3.16
  Warrants granted to the Company's former chief
    executive officer in consideration of his pledge
    of marketable securities as security for the
    irrevocable letter of credit, which serves as
    collateral for the debentures (Note 2)                   750,000       5.33            5.33
  Warrants granted to the Company's former chief
    executive officer in consideration of his pledge
    of marketable securities as collateral for prior
    bank lines of credit (Note 2)                            150,000       5.33            5.33
  Warrants granted to placement agent in
    consideration of services provided related to
    the debenture/preferred stock private placement           45,209       5.33            5.33
  Warrants expired                                           (15,000)      2.67            2.67
  Warrants exercised                                        (180,000)      2.67            2.67
                                                          ----------    ---------      --------
Balance at December 31, 1998                               3,280,334    2.67-5.33          3.81
  Warrants granted to the Company's former chief
    executive officer in consideration of his pledge of
    marketable securities as collateral for prior bank
    lines of credit (Note 2)                                 150,000       5.33            5.33
  Warrants granted to financial consultant for
    services rendered                                         45,000       2.67            2.67
  Warrants granted to consultant for
    consulting contract                                      187,500       4.00            4.00
  Warrants granted for guarantee on new line of
    credit (Note 2)                                          750,000       5.00            5.00
  Warrants expired                                          (140,622)      2.67            2.67
  Warrants exercised                                        (187,500)      2.67            2.67
  Warrants to the Company's former chief
    executive officer cancelled                           (1,368,750)   2.67-5.33          4.71
                                                          ----------    ---------      --------
Balance at December 31, 1999                               2,715,962    2.67-5.33          3.91
  Warrants granted for guarantee on new line of
    credit (Note 2)                                          150,000       6.67            6.67
  Warrants expired                                            (1,500)      2.67            2.67
  Warrants exercised                                        (187,500)      2.67            2.67
                                                          ----------    ----------     --------
Balance at December 31, 2000                               2,676,962    $2.67-6.67     $   4.15
                                                          ==========    ==========     ========

At December 31, 2000, the weighted average remaining life of the warrants is
1.97 years and 2,676,962 warrants were exercisable at a weighted average price of $4.15 per share. The warrants also provide for registration rights similar to those granted the preferred stockholders (see Note 4) and antidilution rights. The Company has valued warrants granted during 1999 and 2000 at $819,868 and $799,749, respectively, and has recognized expense over the term of the related agreements.

Certain of the warrants exercised during 1998, 1999 and 2000 provided for a cashless exercise under which the warrant holder received 60,000, 62,501 and 83,813 shares of common stock, respectively, based on the fair value of the Company's common stock at the time of exercise.

In December 1999, the Company entered into a settlement and general release agreement with its former chairman of the board and chief executive officer ("executive"). The agreement cancels warrants held by the executive to purchase 1,050,000 and 318,750 shares of the Company's stock at $5.33 and $2.67 per share, respectively (the executive retained 750,000 warrants at $2.67 per share); cancels the executive's right to receive 450,000 of additional warrants at an exercise price of $5.33 per share; requires the Company to pay the executive $40,000 on the closing of the merger in consideration of the executive entering into the agreement; and provides both the Company and the executive a general release from all claims between the parties. The executive is also required to place all common stock and Series B preferred stock of the Company owned by the executive, and any shares of stock in the Company acquired by the executive upon exercise of warrants, into a voting trust controlled by an independent third party.

8.  LEASES

The Company leases its offices and certain equipment under operating leases. Rental expense incurred under operating leases was $398,500, $401,769, and $982,375 for the years ended December 31, 1998, 1999, and 2000, respectively.

In October 1993, the Company entered into an operating lease with Liberty Growth, L.C., ("Liberty") for the lease of a 25,600 square foot building (the "Facility"), which was completed in July 1994. Liberty erected the Facility in accordance with plans and specifications agreed upon between Liberty and the Company and provided furniture, fixtures, and equipment in the Facility as specified in the lease. The lease was for an initial term of five years, beginning September 1994, with options given to the Company to extend for two additional terms of five years each. The Company exercised the first renewal option in September 1998. The monthly rental upon renewal will be adjusted to reflect Liberty's actual mortgage interest cost as discussed below. The lease provides that the Company will pay for all taxes, insurance, utilities, alterations and improvements, and repair and maintenance on or with respect to the Facility, furniture, fixtures, and equipment. The monthly rental of $23,248 effective March 1999 ($23,840 previously) is the sum of the following:

         a. payments of principal (based on a 20 year loan amortization period) and interest on Liberty's mortgage loan on the Facility (the "Mortgage Loan"); the interest rate under the mortgage loan is 8% for the first five years and on the fifth and tenth anniversaries of the loan is subject to adjustment by the bank based on comparable interest rates with a 7% minimum and 12% maximum rate;

         b. the amount of the annual land lease rental on the underlying real estate; and

         c. an amount equal to 14% times the difference between (i) the cost to Liberty of all improvements constructed or purchased by Liberty and the furniture, fixtures and equipment, and (ii) the original principal amount of the Mortgage Loan.

Under the terms of the lease, the Company has an option, exercisable effective January 1, 1998 and continuing through the termination or expiration of the lease, to purchase the Facility and furniture, fixtures and equipment at a purchase price to be determined by appraisal, but in no event less than Liberty's cost as established for purposes of calculating the rent payable under the lease.

In May of 1999, the Company subleased part of the building rented from Liberty. The sublease was for an eighteen month term, terminating October 31, 2000. Sublease receipts were $50,400 and $72,000 for the years ended December 31, 1999 and 2000, respectively.

The Company's capital leases and its estimated aggregate minimum annual payments under all operating leases with initial noncancellable lease terms in excess of one year are as follows as of December 31, 2000:


                                                                    NONCANCELLABLE
                                                      CAPITAL         OPERATING
                                                       LEASES           LEASES
Year Ended December 31,
2001                                                 $  49,360        $  990,303
2002                                                    47,655           656,640
2003                                                    27,959           323,393
2004                                                    22,992           185,984
2005                                                     9,663                --
                                                     ---------        ----------
Minimum lease payments                                 157,629        $2,156,320
                                                                      ==========
Less amounts representing interest                     45,250
                                                     --------
Present value of minimum lease payments               112,379
Current portion of capital lease obligations           31,441
                                                     --------
Capital lease obligations due after one year         $ 80,938
                                                     ========


9.  CONTINGENT LIABILITIES

On June 10, 1994, the Company entered into an Agreement For Private Development with the City of Coralville, Iowa (the "City"). The Company and Liberty jointly received a $175,000 Economic Development Grant from the City during 1994. According to the agreement, these proceeds were used by Liberty to reduce the costs of the building (see Note 8). The Company pays property taxes to the City based on the assessed value of the property and the City will use such property taxes to pay debt service on the bonds, which were issued by the City for this grant. If the Company is in default of any terms of the agreement, the City may take action to recover the grant paid to the Company. The Company anticipates that its property tax payments will be sufficient to pay the debt service costs on the bonds.

On June 30, 1994, the Company entered into an Industrial New Jobs Training Agreement with Kirkwood Community College ("Kirkwood"). The term of the agreement is ten years. Based on an estimate of new jobs that the Company would create ("New Employees"), Kirkwood issued bonds in the amount of $200,000 and the proceeds were to be used to reimburse approximately $150,000 of the Company's training costs incurred between June 30, 1994 and August 1, 1997 with the remaining $50,000 to be used by Kirkwood to cover administrative costs of the agreement. Any amounts received by the Company under this agreement are to be repaid using a portion of the New Employees' state income taxes, which have been withheld by the Company ("New Jobs Withholding Credits"). The New Jobs Withholding Credits are credits available under the New Jobs Training Act of the State of Iowa and are not the result of any additional costs incurred by the Company, but are a defined portion of the Company's current tax withholding obligation. The Company will make repayments by paying New Jobs Withholding Credits to Kirkwood for ten years and Kirkwood will use the New Jobs Withholding Credits to pay the debt service on the bonds. As of December 31, 2000, the Company has received $77,224 from Kirkwood, Kirkwood has incurred $47,353 of administrative costs, and the Company has repaid $184,515 through New Jobs Withholding Credits.

If the Company is in default of any terms of the agreement, Kirkwood may take action to collect the $111,106 balance outstanding under the agreement. Kirkwood has a lien on certain Company assets including accounts receivable, equipment, patents, and contract rights. The lien is subordinated to the security interests granted under the notes payable to the Iowa Department of Economic Development.

The Company has employment agreements with Mr. Staib, Mr. Porter, Ms. Cox, and Mr. Dominguez, the Company's Chief Executive Officer, Chief Financial Officer, Executive Vice President, Sales, and Executive Vice President, respectively, which provide for annual base salaries of $130,000, $135,000, $150,000, and $150,000, respectively, and additional annual incentive compensation. The agreements also provide that, upon completion of an initial public offering, Mr. Staib, Mr. Porter, Ms. Cox, and Mr. Dominguez will receive cash bonus payments of $60,000, $29,000, $30,000, and $30,000, respectively, and that Mr. Staib's salary will be increased to $180,000. The agreements with Mr. Staib, Ms. Cox, and Mr. Dominguez expired in December 2000, subject to automatic annual renewals absent a 90-day notice of nonrenewal by either party. The agreement with Mr. Porter expires in March 2001, subject to automatic annual renewal absent a 90-day notice of nonrenewal by either party.

In the event the employment of Messrs. Staib or Dominguez is terminated without cause or as a result of a constructive termination, the officer will continue to receive annual salary and health benefits for a period of nine months after termination and 40% of those options granted in September 1999 which remain unvested will vest. In the event the employment of Mr. Porter is terminated without cause or as a result of a constructive termination, Mr. Porter will continue to receive annual salary and health benefits for a period of nine months after termination. In the event of the termination of Ms. Cox's employment without cause or as a result of constructive termination, she receives $450,000 plus nine months of benefits. In addition, if termination occurs within 12 months following a change in control, the annual salary and health benefits of each of Messrs. Staib and Dominguez will continue for a period of 18 months. The employment agreements with Mr. Staib, Ms. Cox, and Mr. Dominguez also provide that all unvested stock options held by these individuals will immediately vest upon a change in control.

From time to time the Company has been subject to legal proceedings and claims in the ordinary course of business. The Company is not aware of any legal proceedings or claims that management believes will have, individually or in the aggregate, a material adverse effect on its business, financial condition or results of operations.

10. MAJOR CUSTOMER SALES

Sales to major customers from continuing operations, comprising 10% or more of total revenue for the year were as follows:

                                          YEARS ENDED
                                         DECEMBER 31,
                               -----------------------------------
                                   1998       1999        2000
     Customer A                     10 %       14 %        13 %
     Customer B                     10         -           -
     Customer C                     16         -           -


11. 401(k) PLAN

The Company maintains a 401(k) retirement plan covering substantially all of its employees. The Company will match an employee's contribution to the plan up to 2% of the employee's salary. The Company contributed $49,156, $47,428 and $71,794 to the plan under the matching program for the years ended December 31, 1998, 1999 and 2000, respectively.

12. DISCONTINUED OPERATIONS

On May 28, 1999 the Company sold the technology and operational assets related to products sold to the steelmaking industry (metals segment) for $750,000. The Company also entered into a royalty agreement with the buyer whereby royalties, ranging from 6% to 10%, will be paid on sales or licenses of the software only portions of certain products. Royalties will be paid for 10 years or until $3,000,000 is paid. The asset purchase agreement was retroactive to April 2, 1999.

The accompanying statements of operations have been reclassified so that the results for the metals segment's operations are classified as discontinued operations for all periods presented. The statements of cash flows and related notes to the consolidated financial statements have also been reclassified to conform to the discontinued operations presentation.

Summary operating results of the discontinued operations are as follows:


                                                   YEARS ENDED DECEMBER 31,
                                                ----------------------------
                                                   1998              1999
Revenues                                        $2,160,104        $1,747,809
Operating expenses                               2,517,050         1,400,134
                                                ----------        ----------
Income (loss) from discontinued operations      $ (356,946)       $  347,675
                                                ==========        ==========


13.   MERGER

On August 21, 2001 the Company merged with SCRM Merger Corp., a newly-formed wholly-owned subsidiary of ScreamingMedia, Inc. ("ScreamingMedia"). As a result of the merger, the Company was the surviving corporation and became a direct wholly-owned subsidiary of ScreamingMedia. ScreamingMedia, through SCRM Merger Corp., paid, subject to certain purchase price adjustment and holdback provisions, approximately 4.1 million shares of ScreamingMedia common stock, 350,000 warrants, and $1,100,000 in cash for all outstanding shares and bridge warrants of the Company.

In connection with the merger, via an equity contribution from ScreamingMedia, ScreamingMedia repaid the Company's lines of credit outstanding and paid $3,000,000 to the banks for full settlement of the Company's $4,145,000 notes payable outstanding resulting in a gain of $1,145,000. ScreamingMedia also entered into a replacement irrevocable letter of credit which collateralizes the debentures.

STOCKPOINT, INC.

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
--------------------------------------------------------------------------------

                                                                      PAGE
                                                                      ----

Consolidated Balance Sheet as of June 30, 2001                          1

Consolidated Statements of Operations for the Six Months Ended
  June 30, 2001 and 2000                                                2

Consolidated Statements of Cash Flows for the Six Months Ended
  June 30, 2001 and 2000                                                3

Notes to Consolidated Financial Statements                              5

STOCKPOINT, INC.

CONSOLIDATED BALANCE SHEETS
JUNE 30, 2001 (UNAUDITED) (000S EXCEPT FOR PER SHARE DATA)
--------------------------------------------------------------------------------

ASSETS                                                                  2001

CURRENT ASSETS:
  Cash and cash equivalents, including restricted
    cash of $300,000                                                  $  1,013
  Accounts receivable                                                    3,178
  Allowance for doubtful accounts                                         (300)
                                                                      --------
           Accounts receivable, net                                      2,878
  Prepaid expenses and other assets                                        773
                                                                      --------
           Total current assets                                          4,664
                                                                      --------

SOFTWARE, EQUIPMENT AND FURNITURE, less
  accumulated depreciation of $1,932                                     1,348

OTHER ASSETS:
  Deferred development costs, less accumulated
    amortization of $416                                                   494
  Deferred financing costs, less accumulated amortization
    of $493                                                                138
                                                                      --------
           Total other assets                                              632
                                                                      --------



TOTAL                                                                 $  6,644
                                                                      ========

LIABILITIES AND STOCKHOLDERS' (DEFICIENCY)                              2001

CURRENT LIABILITIES:
  Current portion of long-term debt, net of debt discount             $ 13,045
  Accounts payable                                                       3,209
  Deferred revenue                                                       8,511
  Other accrued liabilities                                              1,312
  Current portion of capital leases                                         31
                                                                      --------
           Total current liabilities                                    26,108
                                                                      --------

LONG-TERM LIABILITIES:
  Long-term debt, net of debt discount and less current portion            102
  Capital leases, less current portion                                      67
  Accrued installation and warranty costs
                                                                      --------
           Total long-term liabilities                                     169
                                                                      --------

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' (DEFICIENCY):
  Preferred stock, no par value; 5,000 shares authorized:
      Convertible Series A Preferred Stock, 320 shares issued at
        June 30, 2001 ($2,000 liquidation value)                         1,966
      Convertible Series B Preferred Stock, 283 shares issued at
        June 30, 2001 ($1,767 liquidation value)                         1,734
      Convertible Series C Preferred Stock, 773 shares issued at
        June 30, 2001 ($7,278 liquidation value)                         5,455
  Common stock, $.01 par value per share; 75,000 shares authorized;
    3,591 shares issued at June 30, 2001                                    36
  Common stock warrants                                                  1,677
  Additional paid-in capital                                             3,553
  Deferred compensation                                                   (952)
  Accumulated deficit                                                  (33,102)
                                                                      --------
           Total stockholders' (deficiency)                            (19,633)
                                                                      --------

TOTAL                                                                 $  6,644
                                                                      ========


See notes to consolidated financial statements.

STOCKPOINT, INC.


CONSOLIDATED STATEMENTS OF OPERATIONS
SIX MONTHS ENDED JUNE 30, 2001 (UNAUDITED) (000S EXCEPT PER SHARE DATA)
-----------------------------------------------------------------------------------------------------

                                                                                   2001        2000

REVENUES                                                                         $ 10,591    $  6,468

COST OF REVENUES                                                                    3,409       3,109
                                                                                 --------    --------

GROSS PROFIT                                                                        7,182       3,359
                                                                                 --------    --------

OPERATING EXPENSES:
  Research and development (excluding deferred compensation of $41 and $62
    for the six months ended June 30, 2001 and 2000, respectively)                  2,035       1,911
  Sales and marketing (excluding deferred compensation of $18 and $28
    for the six months ended June 30, 2001 and 2000, respectively)                  3,517       2,086
  General and administrative (excluding deferred compensation of $130 and $200
    for the six months ended June 30, 2001 and 2000, respectively)                  2,383       2,038
  Deferred compensation                                                               189         290
                                                                                 --------    --------
           Total operating expenses                                                 8,124       6,325
                                                                                 --------    --------

OPERATING LOSS                                                                       (942)     (2,966)
OTHER EXPENSE, PRIMARILY INTEREST                                                  (1,121)       (947)
                                                                                 --------    --------
LOSS BEFORE EXTRAORDINARY GAIN                                                     (2,063)     (3,913)

EXTRAORDINARY GAIN ON EXTINGUISHMENT OF DEBT                                           --         234
                                                                                 --------    --------
NET LOSS                                                                           (2,063)     (3,679)

CUMULATIVE DIVIDENDS ON PREFERRED STOCK                                              (206)       (206)
                                                                                 --------    --------
NET LOSS APPLICABLE TO COMMON STOCKHOLDERS                                       $ (2,269)   $ (3,885)
                                                                                 ========    ========

BASIC AND DILUTED  INCOME (LOSS) PER COMMON SHARE:
    Loss before extraordinary gain                                               $  (0.64)   $  (1.25)
    Extraordinary gain on extinguishment of debt                                       --        0.07
                                                                                 --------    --------
    Net loss                                                                     $  (0.64)   $  (1.18)
                                                                                 ========    ========


See notes to consolidated financial statements.

STOCKPOINT, INC.


CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE SIX MONTHS ENDED JUNE 30, 2001 AND 2000 (UNAUDITED) (000s)
--------------------------------------------------------------------------------


                                                               2001       2000
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss                                                   $(2,063)   $(3,679)
  Adjustments to reconcile net loss to net cash flows from
    operating activities:
    Depreciation and amortization                              1,113        712
    Extraordinary gain on extinguishment of debt                           (234)
    Noncash expense related to stock options and warrants        215        379
  Net changes in assets and liabilities:
    Accounts receivable                                        2,753       (843)
    Prepaid expenses and other assets                           (435)      (166)
    Accounts payable                                             155      1,217
    Deferred revenue                                            (462)     2,709
    Accrued liabilities and customer deposits                   (556)       515
                                                             -------    -------
      Net cash flows from operating activities                   720        610
                                                             -------    -------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Expenditures for software, equipment and furniture            (208)      (352)
  Expenditures for development costs                            (288)      (483)
                                                             -------    -------
      Net cash flows from investing activities                  (496)      (835)
                                                             -------    -------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Net proceeds from borrowings under bank lines of credit          1        493
  Proceeds from borrowings under note payable                                45
  Payments on borrowings under note payable                      (13)        (4)
  Payments on capital leases                                     (14)        (9)
  Payments for deferred offering costs                                     (229)
  Proceeds from issuance of common stock                                    128
                                                             -------    -------
      Net cash flows from financing activities                   (26)       424
                                                             -------    -------

NET INCREASE IN CASH AND CASH EQUIVALENTS                        198        199

CASH AND CASH EQUIVALENTS AT BEGINNING
  OF PERIOD                                                      815      2,204
                                                             -------    -------

CASH AND CASH EQUIVALENTS AT END OF PERIOD                   $ 1,013    $ 2,403
                                                             =======    =======


                                                                     (Continued)

STOCKPOINT, INC.


CONSOLIDATED STATEMENTS OF CASH FLOWS (CONCLUDED)
FOR THE SIX MONTHS ENDED JUNE 30, 2001 AND 2000 (UNAUDITED) (000s)
-------------------------------------------------------------------------------------


                                                               2001       2000
SUPPLEMENTAL CASH FLOW DISCLOSURES:
  Cash paid during the period for interest                   $   542    $   490
                                                             =======    =======

NONCASH INVESTING AND FINANCING ACTIVITIES:
  Equipment purchased by capital lease                       $    --    $   100
  Issuance of common stock warrants and options for
    consulting services                                           --         57
  Issuance of common stock warrants in connection with
    bank line of credit                                           --        800




See notes to consolidated financial statements.

STOCKPOINT, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
SIX MONTHS ENDED JUNE 30, 2001 AND 2000 (UNAUDITED)
--------------------------------------------------------------------------------

1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION - The accompanying consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. Stockpoint, Inc. (the "Company") has had recurring operating losses since inception, which has resulted in an accumulated deficit of $33,102,000 at June 30, 2001. The Company's continuation as a going concern is dependent upon its ability to generate sufficient cash flow to meet its obligations on a timely basis, to obtain additional financing as may be required, and ultimately to attain profitable operations. Management's plans to accomplish these objectives include, but are not limited to, the following:

         o Management is continuing its efforts to market the Company's existing products and services and develop new products and services to enable the Company to achieve a revenue base that can support its operations.

         o Management is attempting to enter into strategic partnerships that, if successful, would provide cash flow to the Company in exchange for the licensing of its technology.

         o The Company merged in August 2001 and became a subsidiary of ScreamingMedia Inc., which has committed to provide financing, as necessary, to sustain the Company's operations for at least twelve months following the merger.

USE OF ESTIMATES - The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. A material estimate that is particularly susceptible to significant change in the near-term relates to the allowance for doubtful accounts.

INTERIM FINANCIAL STATEMENTS - In the opinion of management, all adjustments, consisting of normal recurring entries, considered necessary have been included. For full disclosures, see the annual financial statements for the year ended December 31, 2000. The results of this unaudited period may not be indicative of the results for the entire year.

NET LOSS PER COMMON SHARE INFORMATION - The Company's net loss per common share is based upon the weighted average number of common shares outstanding during the periods presented. Equivalent shares in the form of convertible preferred stock, stock options, and warrants are excluded from the calculation since they are antidilutive. The Company's net loss per common share is calculated as follows:


                                                          SIX MONTHS ENDED
                                                        2001           2000
                                                    --------------------------
Loss before extraordinary gain                      $(2,063,000)   $(3,913,000)
Cumulative dividends on preferred stock                (206,000)      (206,000)
                                                    -----------    -----------
Loss applicable to common stockholders               (2,269,000)    (4,119,000)
Extraordinary gain on extinguishment of debt                 --        234,000
                                                    -----------    -----------
Net loss applicable to common stockholders          $(2,269,000)   $(3,885,000)
                                                    ===========    ===========

Basic and diluted income (loss) per common share:
  Loss before extraordinary gain                    $     (0.64)   $     (1.25)
  Extraordinary gain on extinguishment of debt             0.00           0.07
                                                    -----------    -----------
  Net loss                                          $     (0.64)   $     (1.18)
                                                    ===========    ===========

Weighted average common shares outstanding            3,537,506      3,283,247
                                                    ===========    ===========


2.  CONTINGENT LIABILITIES

On June 10, 1994, the Company entered into an Agreement For Private Development with the City of Coralville, Iowa (the "City"). The Company and Liberty jointly received a $175,000 Economic Development Grant from the City during 1994. According to the agreement, these proceeds were used by Liberty to reduce the costs of a building constructed for the Company. The Company pays property taxes to the City based on the assessed value of the property and the City will use such property taxes to pay debt service on the bonds, which were issued by the City for this grant. If the Company is in default of any terms of the agreement, the City may take action to recover the grant paid to the Company. The Company anticipates that its property tax payments will be sufficient to pay the debt service costs on the bonds.

On June 30, 1994, the Company entered into an Industrial New Jobs Training Agreement with Kirkwood Community College ("Kirkwood"). The term of the agreement is ten years. Based on an estimate of new jobs that the Company would create ("New Employees"), Kirkwood issued bonds in the amount of $200,000 and the proceeds were to be used to reimburse approximately $150,000 of the Company's training costs incurred between June 30, 1994 and August 1, 1997 with the remaining $50,000 to be used by Kirkwood to cover administrative costs of the agreement. Any amounts received by the Company under this agreement are to be repaid using a portion of the New Employees' state income taxes, which have been withheld by the Company ("New Jobs Withholding Credits"). The New Jobs Withholding Credits are credits available under the New Jobs Training Act of the State of Iowa and are not the result of any additional costs incurred by the Company, but are a defined portion of the Company's current tax withholding obligation. The Company will make repayments by paying New Jobs Withholding Credits to Kirkwood for ten years and Kirkwood will use the New Jobs Withholding Credits to pay the debt service on the bonds. As of December 31, 2000, the Company has received $77,224 from Kirkwood, Kirkwood has incurred $47,353 of administrative costs, and the Company has repaid $184,515 through New Jobs Withholding Credits.

If the Company is in default of any terms of the agreement, Kirkwood may take action to collect the $111,106 balance outstanding under the agreement. Kirkwood has a lien on certain Company assets including accounts receivable, equipment, patents, and contract rights. The lien is subordinated to the security interests granted under the notes payable to the Iowa Department of Economic Development.

The Company has employment agreements with Mr. Staib, Mr. Porter, Ms. Cox, and Mr. Dominguez, the Company's Chief Executive Officer, Chief Financial Officer, Executive Vice President, Sales, and Executive Vice President, respectively, which provide for annual base salaries of $130,000,

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$135,000, $150,000, and $150,000, respectively, and additional annual incentive compensation. The agreements also provide that, upon completion of an initial public offering, Mr. Staib, Mr. Porter, Ms. Cox, and Mr. Dominguez will receive cash bonus payments of $60,000, $29,000, $30,000, and $30,000, respectively, and that Mr. Staib's salary will be increased to $180,000. The agreements with Mr. Staib, Ms. Cox, and Mr. Dominguez expires in December 2001, subject to automatic annual renewals absent a 90-day notice of nonrenewal by either party. The agreement with Mr. Porter expires in March 2002, subject to automatic annual renewal absent a 90-day notice of nonrenewal by either party.

In the event the employment of Messrs. Staib or Dominguez is terminated without cause or as a result of a constructive termination, the officer will continue to receive annual salary and health benefits for a period of nine months after termination and 40% of those options granted in September 1999 which remain unvested will vest. In the event the employment of Mr. Porter is terminated without cause or as a result of a constructive termination, Mr. Porter will continue to receive annual salary and health benefits for a period of nine months after termination. In the event of the termination of Ms. Cox's employment without cause or as a result of constructive termination, she receives $450,000 plus nine months of benefits. In addition, if termination occurs within 12 months following a change in control, the annual salary and health benefits of each of Messrs. Staib and Dominguez will continue for a period of 18 months. The employment agreements with Mr. Staib, Ms. Cox, and Mr. Dominguez also provide that all unvested stock options held by these individuals will immediately vest upon a change in control.

From time to time the Company has been subject to legal proceedings and claims in the ordinary course of business. The Company is not aware of any legal proceedings or claims that management believes will have, individually or in the aggregate, a material adverse effect on its business, financial condition or results of operations.

3.  MERGER

On August 21, 2001 the Company merged with SCRM Merger Corp., a newly-formed wholly-owned subsidiary of ScreamingMedia, Inc. ("ScreamingMedia"). As a result of the merger, the Company was the surviving corporation and became a direct wholly-owned subsidiary of ScreamingMedia. ScreamingMedia, through SCRM Merger Corp., paid, subject to certain purchase price adjustment and holdback provisions, approximately 4.1 million shares of ScreamingMedia common stock, 350,000 warrants, and $1,100,000 in cash for all outstanding shares and bridge warrants of the Company.

In connection with the merger, via an equity contribution from ScreamingMedia, ScreamingMedia repaid the Company's lines of credit outstanding and paid $3,000,000 to the banks for full settlement of the Company's $4,145,000 notes payable outstanding resulting in a gain of $1,145,000. ScreamingMedia also entered into a replacement irrevocable letter of credit which collateralizes the debentures.